EMPLOYMENT AGREEMENT
                         THIS AGREEMENT ["Agreement"] is
          made and entered into this 1ST day of APRIL, 1997, by and between AMVESTORS FINANCIAL CORPORATION [hereinafter referred to as "AmVestors"], AMERICAN INVESTORS LIFE INSURANCE COMPANY, INC. [hereinafter referred to as "American"], AMVESTORS INVESTMENT GROUP, INC. and AMERICAN INVESTORS SALES GROUP, INC., all Kansas corporations [the latter three hereinafter collective referred to as "Affiliates"], parties of the first part [hereinafter referred to as "Companies"], and MARK V. HEITZ [hereinafter referred to as "Mr. Heitz"], an individual, party of the second part.
                                   WITNESSETH:
                                              WHEREAS, Mr. Heitz has been
          employed for many years by AmVestors and its affiliates and has been employed since 1986 as President and General Counsel of the Board of AmVestors and as Chairman and General Counsel of American since 1988; and
                                              WHEREAS, Mr. Heitz has also
          been employed by, associated with or has acted as a consultant to, and may in the future, at the request of AmVestors, be employed by, associated with or act as a consultant to, the affiliates of AmVestors; and
                                               WHEREAS, AmVestors desires to
          continue to have the benefit of Mr. Heitz's knowledge and experience and considers such a vital element in protecting and enhancing the best interests of AmVestors and its shareholders and in providing management for AmVestors.
                               NOW, THEREFORE, in
          consideration of the mutual agreements and conditions contained herein, the parties hereto agree as follows:
                                              1. FULL-TIME EMPLOYMENT OF
          EXECUTIVE.
                              a. DUTIES AND STATUS.
                                              (1) AmVestors hereby employs
          Mr. Heitz as its President and General Counsel and American hereby employs Mr. Heitz as its Chairman and General Counsel to provide certain services set forth herein and to provide certain other employment services to affiliates for the employment period as defined in paragraph 3(a), and Mr. Heitz accepts such employment, on the terms and conditions set forth in this Agreement. During the employment period, Mr. Heitz shall perform such managerial duties and responsibilities for AmVestors and affiliates as may be assigned to him in accordance with the bylaws, which duties and responsibilities shall be substantially the same character as or equivalent character to those required by his assigned offices and functions during 1996.
                                              (2) During the employment
          period, Mr. Heitz shall devote his full time and efforts to the business of AmVestors and its affiliates and shall not engage in consulting work or any trade or business for his own account or for or on behalf of any other person, firm or corporation which competes, conflicts or interferes with the performance of his duties hereunder in any way. Mr. Heitz shall be entitled to reasonable vacations and to such personal and sick leave as may be established by AmVestors' and affiliates corporate policies. Mr.
          Heitz shall perform his
                    duties  while  employed  in good  faith  and  shall  observe faithfully the covenants and agreements made by him herein.
                                              b. COMPENSATION AND GENERAL
          BENEFITS.
                                              (1) During the employment
          period, AmVestors shall pay Mr. Heitz a base salary to be established annually by the Boards of Directors, payable in twice monthly installments (or on such other basis as may be mutually agreed upon). The salary shall be reviewed annually by the respective Board of Directors and may be increased, but not diminished, during the employment period.
                                              (2) In addition to the salary
          provided by subparagraph (1) of this paragraph 1(b), AmVestors and affiliates shall provide benefits and other perquisites reasonably comparable to, and no less favorable than, those provided by AmVestors and its affiliates to Mr. Heitz during 1996, including, but not limited to, an automobile suitable for the business and personal use of Mr. Heitz.
                                              2. COMPETITION; CONFIDENTIAL
          INFORMATION.
                                              The parties recognize that, due
          to the nature of Mr. Heitz's prior association with the Companies and of his engagement hereunder, and as a consequence of his relationship to Companies, both in the past and in the future , Mr. Heitz has had access to and has acquired, and has assisted in and may assist in developing confidential and proprietary information relating to the business and operations of the
          Companies. Mr. Heitz recognizes
                                              that such information has been
          and will continue
                                              to be of central importance to
          the business of
                                              the Companies and that
          disclosure of such

                    information to others or its use by others could cause substantial irreparable loss to the Companies. Mr. Heitz and Companies also recognize that an important part of Mr. Heitz's duties will be to develop good will for the Companies through his personal contact with others having business relationships with Companies and within the insurance industry, and that there is a danger that this good will, a proprietary asset of the Companies, may follow him if and when his relationship with the Companies is terminated. Mr. Heitz accordingly agrees as follows:
                                              a. NON-COMPETITION DURING
          EMPLOYMENT PERIOD. During the employment period he will not directly or indirectly, either individually or as owner, partner, agent, employee, consultant or otherwise, except for the account of and on behalf of Companies, engage in any activity competitive with the business of Companies, nor will he be in competition with Companies, solicit or otherwise attempt to establish any business relationships with any person, firm or corporation which was, at any time during the employment period, a customer or supplier of Companies. However, nothing in this Section 2 shall be construed to prevent him from owning, as an investment, up to one percent (1%) of a class of equity securities issued by any competitor of Companies.
                                              b. NON-COMPETITION AFTER PERIOD
          OF EMPLOYMENT.
                                              Mr. Heitz agrees that during
          the term of this Agreement,
                                              and as long as required
          payments are being made under
                                              the provisions of paragraphs
          3(c) and (f) (24 months),
                                              he will not, without the
          Companies prior written
                                              permission, attempt to entice
          away from

                    the Companies or affiliates or subsidiaries on behalf of any party whatsoever, or employ or otherwise engage, contract with or retain directly or indirectly, any employee then employed by the Companies, affiliates or subsidiaries or employed by them at any time during the previous two (2) years. Mr. Heitz further agrees that during such period he will not do anything to impair the Companies or their affiliates or subsidiaries' prospects of sales or business retention, and shall not solicit for any reason any of the Companies or its employees, agency personnel, insureds or applicants, nor knowingly accept commissions directly or indirectly on any policy written in replacement of any policy produced or written by the Companies or any of their affiliates or subsidiaries nor shall Mr. Heitz in any way derogate the Companies, its products or personnel.
                                              c. CONFIDENTIAL INFORMATION.
          Mr. Heitz will not disclose any confidential information of Companies which is now known to him or which hereafter may become known to him as a result of his employment or association with Companies and shall not at any time directly or indirectly disclose any such information to any person, firm or corporation, or use the same in any way other than in connection with the business of Companies and at all times after the expiration of the employment period.
                                              d. COMPANIES' REMEDIES FOR
          BREACH. It is
                                              recognized that damages in the
          event of breach of
                                              this Section 2 by Mr. Heitz
          would be difficult, if
                                              not impossible, to ascertain
          and it is, therefore,
                                              agreed that Companies, in
          addition to and without
                                              limiting any other remedy or
          right it may have, shall have
                    the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and Mr. Heitz hereby waives any and all defenses he may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right shall not preclude Companies from pursuing any other rights and remedies at law or in equity which Companies may have.
                              3. EMPLOYMENT PERIOD.
                           a. DURATION. The employment
          period shall commence on April 1, 1997 and shall be automatically renewed for successive two (2) year periods unless otherwise terminated as provided in this Agreement or unless notice of non-renewal is provided Mr. Heitz sixty days (60) prior to the expiration of any contract period.
                                              b. PERFORMANCE AND TERMINATION.
          Subject to the performance of the covenants and agreements made by Companies herein, Mr. Heitz shall perform his duties during the employment period in good faith and will observe faithfully the covenants and agreements made by him herein. Mr. Heitz shall not be discharged during the employment period except for cause involving dishonesty, moral turpitude, or material breach of any express or implied condition under this Agreement. The discharge of Mr. Heitz for reasons other than those specified in the preceding sentence shall be deemed to be a discharge without cause.
                                              c. MR. HEITZ'S REMEDIES. If the
          Companies
                                              shall take any action with
          respect to Mr. Heitz's
                                              employment as set forth in
          paragraph 3(d) and
                                              (e) thereby entitling him to
          terminate

                    his  employment as provided in  paragraphs  3(d) and (e), or discharges him without cause then Mr. Heitz shall be entitled to be paid a sum equal to two (2) years salary based on the salary level in effect on the date of termination or discharge. Payments shall be made bimonthly in 48 equal installments and shall commence on the effective date of discharge or termination. The parties agree that, the payments provided hereunder shall be deemed to constitute payment for the non-compete provisions contained in paragraph 2(b) and not a penalty for breach by Companies and Companies agree that Mr. Heitz shall not be required to mitigate his damages. This paragraph shall constitute Mr. Heitz's sole remedy for compensation upon the cessation of his employment and/or breach of this Agreement.
                                              In the event Mr. Heitz
          materially violates the non-compete provisions of paragraph 2(b) after his employment has ceased then Companies shall have the right to cease all payments required under the provisions of paragraph 3(c) and (f).
                                              d. TERMINATION FOR GOOD REASON.
          Mr. Heitz shall be entitled to terminate his employment for good reason. Any termination of employment under the following circumstances shall be for good reason and shall be deemed to be a breach of this Agreement by the Companies:
                                              (1) Without the express written
          consent of Mr.
                                              Heitz, he is assigned any
          duties inconsistent with his positions, duties, responsibilities and status with the Companies since March 1997,
          or his reporting responsibilities, titles or offices as in effect during the period of this
          Agreement are changed or he is

                    removed from or not reelected to any of such positions, except in connection with the termination of his employment for cause, or as a result of his substantial disability or death;
                                              (2) The annual base salary of
          Mr. Heitz as in effect on the date of this Agreement, as the same hereafter may be increased from time to time, is reduced;
                                              (3) Companies' principal
          executive offices are moved to a location outside Topeka, Kansas or any of the Companies require Mr. Heitz without his agreement to be based anywhere other than the principle executive offices except for required travel on Companies' business to an extent substantially consistent with his business travel obligations in effect immediately prior to the date of this Agreement; or
                              e. CHANGE IN CONTROL.
          Notwithstanding Mr. Heitz's right to terminate for good reason in paragraph 3(d), Mr. Heitz shall also be entitled to terminate his employment within 13 months following any "change in control" (as hereafter defined below) of AmVestors for any reason by providing notice in writing to AmVestors of his intent to terminate his employment effective as of a date not earlier than thirty (30) days from the date of notice. In such event Mr. Heitz shall be fully entitled to two years of salary payments set forth in paragraph 3(c) as consideration for the non-compete provision contained in paragraph 2(b).
                                              The term "change in control" as
          used herein shall
                                              mean a change in control of a
          nature that would be
                                              required to be reported in
          response to Item 5(f) of
                                              Schedule 14A of Regulation 14A
          promulgated under
                                              the Securities Exchange Act of
          1934 (the

                    "Exchange Act") as in effect on the date of this Agreement or, if Item 5(f) is no longer in effect, any regulations issued by the Securities and Exchange Commission pursuant to the Exchange Act which serve similar purposes; provided that, without limitation, such a "change in control" shall be deemed to have occurred if and when (A) any "person" (as such term is used in Sections 3(a)(9), 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a beneficial owner, directly or indirectly, of securities of AmVestors representing 25 percent (25%) or more of the combined voting power of the then outstanding securities of AmVestors or American, (B) a tender offer or exchange offer is made whereby the effect of such offer is to take over and control AmVestors or American and such offer is consummated for the ownership of securities of AmVestors or American representing 25 percent (25%) or more of the combined voting power of the then outstanding voting securities of AmVestors or American, (C) AmVestors or American is merged or consolidated with another corporation or as a result of such merger or consolidation less than 75 percent (75%) of the then outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of AmVestors or American, other than affiliates within the meaning of the Exchange Act or any party to such merger or consolidation, (D) individuals who were members of the Board of Directors of AmVestors or American immediately prior to a meeting of the shareholders of AmVestors or American involving a contest for the election of directors shall not constitute a majority of such Board of Directors following such
                    election,  or (E) AmVestors  transfers  substantially all of its assets to another corporation which is not a wholly owned subsidiary of AmVestors or American.
                                              f. SALARY CONTINUATION IN THE
          EVENT OF NON-RENEWAL. In the event of non-renewal of this Employment Agreement by AmVestors and/or its affiliates and in consideration of Mr. Heitz's service to Companies and in consideration of the non-compete provisions of this Agreement, Mr. Heitz shall be entitled to be paid a sum equal to two (2) years of continuance salary based on the same salary level he was receiving on the date of notice of non-renewal. Payments shall be made bimonthly in 48 equal installments and shall commence thirty (30) days following the expiration of the employment period. Mr. Heitz agrees that he will faithfully observe the continuing covenants of this Agreement for a period in which payments under this paragraph are being made and will comply with the provisions of paragraph 2(b).
                                              4. DEATH OR DISABILITY.
                                              a. In the event Mr. Heitz shall
          become so disabled during the term of this Agreement that he is unable to reasonably perform his duties for a period of ninety (90) days, either Mr. Heitz or AmVestors and its Affiliates shall have the right to terminate this Agreement upon written notice given at the end of such ninety (90) days period; provided that, at the time of delivery of such notice, such disability shall be continuing. In the event of a disagreement between Companies and/or Mr. Heitz regarding the question of
          whether Mr. Heitz is
                                              disabled as defined herein, the
          question shall
                                              be referred to the Companies
          physician

                    whose decision will be conclusive and binding. In the event of termination for disability, Mr. Heitz shall be entitled to receive as a settlement of this contract, an annual sum equal to the annual base salary as such may be increased from time to time wh ich shall be payable semimonthly, for a period of three (3) years from the date of termination. If Mr. Heitz dies during the term of this Agreement, and his employment has been terminated as a result of disability his estate or beneficiary shall receive the remaining payments under this paragraph payable semimonthly. There shall be no further obligations on the part of the Companies under this Agreement.
                                              5. GOVERNING LAW. This
          Agreement shall be governed by the laws of the State of Kansas.
                                              6. BINDING EFFECT. This
          Agreement shall be binding upon the parties hereto, their successors, assigns, heirs, legatees and personal representatives.
                                              7. ASSIGNABILITY. This
          Agreement shall not be assignable by the Companies, nor may his duties hereunder be delegated by Mr. Heitz.
                                              8. NOTICES. Any notice required
          or desired to be given under this Agreement shall be sent by certified mail to Mr. Heitz's residence in Topeka, Kansas and to AmVestors or its affiliates at their principal place of business in Topeka, Kansas.
                                              9. ENTIRE AGREEMENT. This
          Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof,
          and supersedes
                                              all prior agreements, proposals
          and

                    other communications, oral or written, between the parties hereto relating to such subject matter.
                                              10. SEVERABILITY. If any term
          or provision of this Agreement or the application thereof to any circumstances shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term of provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable any remaining terms or provisions of this Agreement or the application of such term or provision to circumstances other than those as to which it is invalid or unenforceable. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law that renders any term or provision of this Agreement invalid or unenforceable in any respect.
                                              11. INTENT OF AGREEMENT. The
          Companies intend by this Agreement to provide for the employment of Mr. Heitz. While this Agreement provides for Mr. Heitz's employment, this Agreement shall in no manner ever be deemed or construed as limiting the power of stockholders to elect Mr. Heitz as a director of Companies or limiting the power of the Companies to elect its Chairman or officer(s). In like manner, if stockholders or some future Board of Directors of the Companies shall not reelect Mr. Heitz, such failure to so elect Mr. Heitz shall not be deemed or considered as a condition precedent to the continued obligation of the Companies to pay Mr. Heitz the compensation as provided for in this Agreement.
                                              12. RECOVERY OF LEGAL FEES,
          COSTS AND EXPENSES. In the event that Mr. Heitz is terminated by the Companies and Mr. Heitz retains legal counsel or commences legal action, the costs and expenses, including legal fees shall be paid by the Companies or their affiliates in the event Mr. Heitz prevails in such action either by verdict or judgment. In the event Mr. Heitz prevails as defined above, the Companies or their affiliate shall pay the reasonable attorney fees, costs and expenses within thirty (30) days after the conclusion of the litigation.
                                              IN WITNESS WHEREOF, the parties
          hereto have signed this
                                              Employment Agreement the day
          and year first above written.
                                       PARTY OF THE FIRST PART:
                         AMVESTORS FINANCIAL CORPORATION



                          By: /s/ Ralph W. Laster, Jr.
                                         Ralph W. Laster Jr.
                           Chief Executive Officer and
                              Chairman of the Board
        ATTEST:
        /s/ Lynn F. Hammes
        CORPORATE SECRETARY
                                            AMERICAN INVESTORS LIFE INSURANCE
                                            COMPANY, INC.



                                            By: /s/ Ralph W. Laster, Jr.
                                            Ralph W. Laster Jr., President
                                            and Chief Executive Officer
          ATTEST:
          /s/ Lynn F. Hammes
          CORPORATE SECRETARY

                                            AMVESTORS INVESTMENT GROUP, INC.
                                            AMERICAN INVESTORS SALES GROUP INC.



                                             By: /s/ Ralph W. Laster, Jr.
                                             Ralph W. Laster Jr., Chief
                                Executive Officer



                                             COMPENSATION COMMITTEE--
                                             AMVESTORS FINANCIAL CORPORATION and
                                             AMERICAN INVESTORS LIFE INSURANCE
                                             COMPANY, INC.


                               By: /s/ R. Rex Lee
                              R. Rex Lee, Chairman




                                              PARTY OF THE SECOND PART:
                                /s/ Mark V. Heitz
                                  MARK V. HEITZ
70